                                                                   Exhibit 10.15

      RESTAURANT MANAGEMENT AGREEMENT made as of the ______ day of February, 1991, by and between NABIL CHARTOUNI, having an office at 11 East 44th Street, New York, New York, and FOUAD CHARTOUNI, having an office at 11 East 44th Street, New York, ("the Chartounis"), and THE NEW YORK RESTAURANT GROUP, INC., a domestic New York Corporation, with offices at 1114 First Avenue, New York, New York 10021, ("Restaurant Group").

                              W I T N E S S E T H:

      WHEREAS, the Chartounis have entered into a contract dated November 20, 1990 with Post House Associates, for the purpose of (i) acquiring a Lease on the property located in the City, County and State of New York and known as 28 East 63rd Street, New York, New York (the "Premises"); (ii) owning, operating, managing and maintaining a first-class restaurant on the Premises known as "The Post House" (the "Restaurant"); and

      WHEREAS, the Restaurant Group is a New York corporation experienced in the business of restaurant administration; and

      WHEREAS, upon consummation of such November 20, 1990 Contract of Sale, the Chartounis wish to retain the Restaurant Group as an independent contractor to provide administrative, managerial and operating services in connection with the operation of the restaurant.

      NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

      1. HIRING OF THE RESTAURANT GROUP. The Chartounis hereby retain the Restaurant Group to provide administrative, managerial and operating services in connection with the operation of the Restaurant and Room Service (including a full Breakfast Service if requested by the Chartounis) for the Lowell Hotel at the Premises during such hours as the Chartounis shall require from time to time. The Restaurant Group shall render such services upon the terms and conditions hereinafter set forth. The Chartounis acknowledge that the Restaurant Group renders similar services to other restaurants, which are competitive with the Restaurant and agree that it may continue to render such services to those entities and accept employment with other entities. The Restaurant Group acknowledges that it is the essence of this agreement that the Post House continue to be operated as a first-class Manhattan restaurant, in essentially the same manner that the premises have been operated for the past five years.

      2. SERVICES BY THE RESTAURANT GROUP. Subject to the discretion of the Chartounis, the administrative services rendered by the Restaurant Group shall include the maintenance of all bookkeeping and accounting records, ledgers, and journals for the Restaurant, including such records as are necessary to prepare and file timely all tax withholding forms for all Restaurant employees and all sales and tax records and returns for the Restaurant and pay timely to the appropriate tax authorities all taxes required to be reported on such forms or returns. In addition, also subject to the direction and at the expense of the Chartounis, the Restaurant Group shall perform the following: comply with all governmental health and safety regulations, including the maintenance of all necessary business, food and beverage licenses; maintain all necessary fire, theft, accident and other insurance policies and renewals thereof; purchase all supplies and equipment, food, food products and beverages to be used in the operation of the Restaurant; supervise, manage, hire and discharge Restaurant personnel; supervise the making of all necessary repairs, decorations and alterations to the Restaurant; implement promotional and advertising programs; recommend menu and wine list content and pricing; manage collections, cash receipts and deposit arrangements and make payments for those items chargeable to the Chartounis under this Agreement out of the account referred to in, and as otherwise provided, in
Section 6 hereof; prepare financial budgets and information; furnish to the Chartounis a fidelity bond covering the Restaurant Group's operations of the Restaurant; generally act as liaison between the Chartounis and the employees of the Restaurant, and continue the current operating policies of the Restaurant Group with respect to the Post House Restaurant so as to maintain the Restaurant as a first-class Manhattan restaurant. The Restaurant Group will make all discount and bulk purchase arrangements which it has with third parties available to the Chartounis on the same basis and furnish the Chartounis with appropriate vouchers and backup information to support the charges to the Chartounis.

            Without limiting the generality of the foregoing, the Restaurant Group, shall:

            (a) Within fifteen (15) business days after the end of each calendar month commencing with the effective date of this agreement, furnish to the Chartounis a monthly report of income, sales, expenses and cash flow. Comparable quarterly reports will be delivered within fifteen (15) business days of the end of each calendar quarter. A weekly sales report will also be furnished within three (3) business days after the end of each week.

            (b) Furnish to the Chartounis an annual financial statement of Restaurant operations prepared (at the sole cost and expense of the Chartounis) by a firm of certified public accountants chosen by the Chartounis. The entire cost of all direct expenses of the business of the Chartounis (other than salaries of the Restaurant Group employees) including, without limitation, the cost of business licenses, taxes, insurance premiums, food, beverages, payroll servicing, salaries of employees at the Restaurant, office supplies, advertising, and legal and outside accounting fees for services rendered to the Chartounis shall be paid by the Chartounis.

      3. COMPENSATION.

            (a) As compensation for the Restaurant Group's services hereunder, the Chartounis shall pay to the Restaurant Group an interim amount equal to 3% of all Restaurant Sales (as hereinafter defined) with respect to each month (or portion thereof at the beginning and end of the term of this Agreement). Such amount shall be paid within seven (7) days after the end of each calendar month and, until adjusted by the parties as hereafter provided, the amount paid shall equal 3% of the Gross Sales for the immediately preceding month.

            (b) If at the close of any fiscal year (but not later than 90 days thereafter) it is determined that the aggregate of the monthly payments for the fiscal year has (i) exceeded or (ii) fallen short of 3% of Restaurant Sales for such fiscal year, then the Restaurant Group and the Chartounis shall promptly adjust the amount owing not later than 90 days after such fiscal year.

            (c) For the purposes of this paragraph, the parties shall be bound by the financial statement of the certified public accountants retained by the Chartounis as accountants for the Restaurant.

            (d) The term "Gross Sales" shall mean all monies received by the Chartounis or for their account from the operation of the Restaurant, Room Service and Breakfast Service, in cash, by credit card or otherwise, but less, as to all the foregoing, in respect to the Restaurant and such Services, bona fide refunds to customers, uncollected amounts, gratuities and tips in fact paid out by the Restaurant to employees of the Restaurant, and taxes imposed and paid by the Restaurant on customer checks. For the purposes of clarification, Gross Sales shall be calculated in the same manner as on the calendar year 1990 Financial Statement of the Post House Restaurant, a true copy of which is attached hereto as Exhibit "A".

      4. ADDITIONAL COMPENSATION

            (a) Notwithstanding the contents of paragraph 3 above, should the Gross Profits, as below defined, exceed 69% of Gross Sales on a quarterly basis (or portion thereof at the beginning and end of the term of this Agreement), the Restaurant Group shall be paid an additional percentage of Gross Sales as below set forth, on a quarterly basis:

                                               Percentage of Gross Sales
Gross Profit                                   Paid to Restaurant Group
------------                                   ------------------------
    69.1%                                            .1%
    69.2%                                            .2%
    69.3%                                            .3%
    69.4%                                            .4%
    69.5%  or more                                   .5%

            (b) For the purpose of 4(a) above, Gross Profits and Gross Sales shall be calculated in the same manner as in the Financial Statement of the Post House Restaurant for the calendar year 1990, a true copy of which is attached hereto as Exhibit "A".

            (c) The sums due under paragraph 4(a) shall be calculated and payable on an interim, quarterly basis, with any such sums due to be paid within the later of fifteen (15) days after the end of each quarter or three (3) business days after delivery of the quarterly report.

            (d) If at the end of any fiscal year (but not later than 90 days thereafter) it is determined that the aggregate of the quarterly payments made pursuant to this paragraph 4 is either more or less than the payments that would be due if Gross Profits and Gross Sales referred to in paragraph 4(a) were computed and applied on a fiscal year basis, then the Restaurant Group and the Chartounis shall promptly adjust the amount owing under this subparagraph (d) but not later than 90 days after such fiscal year, and any disputes shall be reconciled as provided in paragraph 4.

      5. COST CONTROL COMPENSATION.

            (a) In addition to the compensation set forth in paragraphs 3 and 4 above, the Restaurant Group shall be entitled to additional compensation based upon payroll control. Beginning with the calendar year commencing January 1, 1991, and for every year of the term of this agreement, the following calculations shall be made:

            (i)   Payroll for the prior year;

            (ii)  Payroll for the calendar year in question;

            (iii) Consumer Price Index increase for the prior year, plus 2 1/2%

            (iv) Consumer Price Index increase for the calendar year in question;

            The percentage increase in payroll will then be calculated. If the percentage increase in payroll is less then the percentage increase in Consumer Price Index plus 2 1/2%, the Restaurant Group will be entitled to additional compensation of .5% of Gross Sales as above defined, pro rated in the case of less than a full calendar year during the term of this Agreement based on the number of months of such year during which this Agreement is effective. This sum shall be payable on an interim, quarterly basis, within fifteen (15) days after the end of each quarter, calculations to be based upon the estimate of Consumer Price Index increase published by Fortune magazine. Recalculations on an annual basis and adjustments of the year's quarterly payments shall be made within fifteen (15) days after the end of the calendar year in question and reconciled in the event of disputes as provided in paragraph 4.

            (b) For the purposes of this paragraph, the Consumer Price Index shall be defined as follows: The term "Consumer Price Index" shall mean the "Consumer Price Index" published by the Bureau of Labor Statistics of the U.S. Department of Labor, all items, U.S. city average, all urban consumers (presently denominated "CPI-U"), or a successor or substitute index appropriately adjusted.

            (c) An example of the additional compensation for payroll control clause would be as follows:

            1990 payroll - $1,000,000.00; 19991 payroll - $1,050,000.00;
            increase of Consumer Price Index for 1991 over 1990, 4 1/2%. Since the increase in payroll, 5% is less than the total of the CPI increase plus 2 1/2%, the Restaurant Group would be entitled to the additional compensation above set forth. If the Agreement was effective for 9 months during 1991, the Restaurant Group would be entitled to three-fourths of .5% or .375%.

            (d) For the purpose of the payroll control provisions above set forth, the Restaurant Group agrees to keep a base staff which is the same as the current staff, and any additional hirings of additional personnel or salary levels above the base staff not contemplated by the Restaurant Group as indicated in an annual operating budget presented by the Restaurant Group to the Chartounis by December 15th for the next succeeding fiscal year beginning on January 1st, but which are specifically requested by the Chartounis, shall not be included in the payroll figures for the purposes of this paragraph.

      6. BANK ACCOUNTS.

            The Chartounis shall establish a bank account at a bank of their choice. The Chartounis and two (2) persons designated by the Restaurant Group, who may be changed from time to time by the Restaurant Group with prior approval by the Chartounis, shall be the authorized signatories for the account. Persons designated as signatories by the Restaurant Group may be removed by the Chartounis without notice and shall not have the authority to sign a check for an amount in excess of [$2000.00]. Upon taking possession of the Restaurant, Chartounis shall deposit $20,000 in the account. This amount shall be the minimum balance maintained in the account by Chartounis during the term of this Agreement, or any renewal thereof, but after the first twelve (12) full months of operation the minimum shall in no event be less than the preceding one month's operating expenses. The Chartounis from time to time as needed shall replenish the account with sufficient funds to maintain such balance. All monies received from the operation of the Restaurant, Room Service and Breakfast Service and any and all expenses paid by Restaurant Group on account of the operation of the Restaurant, Room Service and Breakfast Service shall pass through this account. The Restaurant Group shall deliver copies of all invoices for which checks have been written by its designees within five (5) business days of the date of the checks.

      7. TERM.

            This Agreement shall be effective on the date of the purchase by the Chartounis of the Post House pursuant to the November 20, 1990 Asset Purchase Agreement and shall terminate in three (3) years from such date, or upon the earlier happening of any of the following events:

            (a) The adjudicated bankruptcy or insolvency of the Restaurant Group OR THE CHARTOUNIS.

            (b) At the election of the Chartounis, upon 90 days' notice to the Restaurant Group upon (i) a sale of the Restaurant or of the Lowell Hotel to a bona fide third party in which the Chartounis hold an equity interest (of less than 25%) or (ii) the obtaining of a participating convertible share appreciation or any other type of financing arrangement from a bona fide third party lender in which the lender is entitled to receive payments, other than (or in addition to) fixed amounts of interest and principal repayments, representing more than 75k% of the net profits, cash flow or sales proceeds or a right to convert into a greater than 75% equity interest, for the Restaurant or the Lowell Hotel, or both.

            (c) At the election of the Chartounis, upon six months' notice to the Restaurant Group, if the Chartounis enter into a joint venture in the operation of the Restaurant or the Lowell Hotel with a bona fide third party in which the Chartounis hold an equity interest of less then 75% or if the Chartounis obtain participating, convertible or share appreciation or any other type of financing arrangement from a bona fide third party lender in which lender is entitled to receive payments, other than (or in addition to) fixed amounts of interest and principal repayments, representing more than 25% of the net profits, cash flow or sales proceeds or a right to convert into a greater than 25% equity interest.

            (d) At the election of the Chartounis, upon one year's notice to the Restaurant without cause.

            (e) At the election of the Chartounis, upon 30 days' notice to the Restaurant Group, "for cause", which shall be limited to the following grounds:

            (i) the failure or refusal by the Restaurant Group, after written notice thereof by the Chartounis to the Restaurant Group, substantially to perform its duties and responsibilities (including maintaining the current general atmosphere and administering cost controls at least as effective as those in place at similar restaurants) under this Agreement;

            (ii) any willful or grossly negligent act which materially injures the reputation, business or any business relationship of the Restaurant, the Lowell Hotel or the Chartounis;

            (iii) any act of moral turpitude or violation of law which would materially affect the reputation of the Restaurant, the Lowell Hotel or the Chartounis.

            (f) At the election of the Chartounis on 30 days' notice if Alan N. Stillman (i) ceases to be the controlling owner and chief operating officer of the Restaurant Group or (ii) ceases to supervise and be closely associated with the rendering of services by the Restaurant Group under this agreement.

            (g) At the election of the Chartounis at any time and without any notice called for in the subparagraphs above, provided the Chartounis deliver a notice of termination which refers to this subparagraph (g) and the subparagraph pursuant to which termination is effected and states the amount payable to the Restaurant Group as compensation for the notice period in the subparagraph pursuant to which termination is effected which amount shall equal THE SAME PERCENTAGE of Restaurant Sales WHICH WAS paid for the equivalent period in the immediately prior year.

            (h) At the election of the Restaurant Group, upon one year's notice to the Chartounis.

            (i) At the election of the Restaurant Group, upon 30 days' notice to the Chartounis for cause, which shall be limited to the Chartounis' insistence upon an operating policy of the Restaurant so different from the prior operating policy at the Restaurant, and so different from the operating policy of the other restaurants operated by the Restaurant Group, as would have a material negative impact upon the business of the Restaurant Group, and upon the reputation of the Restaurant Group. As an illustration, an insistence by the Chartounis upon a substantial increase or decrease in prices would constitute cause under this paragraph.

            Upon the termination of this Agreement, all fees owing to the Restaurant Group shall be prorated to the date of termination and paid within thirty (30) days thereof.

      8. INSURANCE.

            The Restaurant Group at present maintains insurance coverage for public liability, automobile, elevator, theft, casualty and property damage, comprehensive dishonesty, disappearance and destruction, and workmen's compensation, all as reflected in the policies attached. The Chartounis shall maintain comparable coverage during the term of this Agreement naming Chartounis and the Restaurant Group as insureds as their interests shall appear under such policies, provided, however, that such coverage shall be generally available at rates comparable to the rates charged for the attached policies, adjusted for reasonable inflation increases. The Chartounis shall not be required to maintain coverage which cannot be generally obtained at commercially reasonable rates. The Restaurant Group shall advise and assist in the review and renewal of such insurance and, to the extent possible, make available to the Chartounis bulk rates for such insurance coverage as are available to the Restaurant Group.

      9. INDEMNITY.

            The Chartounis agree:

      (1) To the extent an insurance carrier does not assume the defense in respect of any claim, action or proceeding against the Restaurant Group or the Chartounis for actions allegedly within the scope of this Agreement, to defend promptly and diligently, at the

Chartounis' expense, any claim, action or proceeding brought against the Restaurant Group or the Chartounis jointly or severally arising out of or connected with any of the foregoing, and to hold harmless and fully indemnify the Restaurant Group from any judgment, loss or settlement on account thereof to the extent not covered by insurance, regardless of the jurisdiction in which any such claims, actions or proceedings may be brought.

      (2) To the extent not covered by insurance, to indemnify and hold the Restaurant Group free and harmless from any liability finally determined pursuant to paragraph (1) above for injury to persons or damage to property by reason of any cause whatsoever, either in and about the Restaurant, as a result of the performance of this Agreement by the Restaurant Group, its agents or employees, irrespective of whether negligence on the part of the Restaurant Group is alleged.

      (3) Notwithstanding the foregoing, the Chartounis shall not be liable to indemnify and hold the Restaurant Group harmless, and the Restaurant Group hereby indemnifies and holds the Chartounis free and harmless, from any liability which results from the "GROSS" negligence, fraud, or willful misconduct of the Restaurant Group, its agents or employees.

      10. BINDING EFFECT

            This Agreement shall inure to the benefit of the parties hereto, their respective successors and assigns, and may be modified only by a writing signed by both parties, except that this Agreement may not be pledged, transferred or assigned by the Restaurant Group without prior written approval by the Chartounis which approval may be withheld for any reason by the Chartonis.

      11. APPLICABLE LAW.

            This Agreement shall be interpreted according to the laws of New York State.

      12. NOTICES.

            Notices provided for hereunder shall be deemed given when mailed by certified mail, return receipt requested, to the addresses of the parties as set forth in this Agreement, or to such other address as either party may furnish by a like notice, similarly given.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the year and day first above written.


                                         /s/ Nabil Chartouni
                                         ---------------------------------------
                                         NABIL CHARTOUNI


                                         /s/ Fouad Chartouni
                                         ---------------------------------------
                                         FOUAD CHARTOUNI


                                         THE NEW YORK RESTAURANT
                                         GROUP, INC.


                                     By: /s/ Alan N. Stillman
                                         ---------------------------------------

                                                                    POST HOUSE
                                                                 INCOME STATEMENT
                                                                   MONTH ENDING
                                                                 DECEMBER 31, 1990
                                                    CURRENT MONTH                                     YEAR TO DATE
                                   THIS YEAR      PCT      LAST YEAR      PCT         THIS YEAR      PCT     LAST YEAR       PCT
                                   ---------      ---      ---------      ---         ---------      ---     ---------       ---
SALES
 FOOD                                352,991    72.63%       354,191    71.14%        3,294,808    73.03%     3,215,392    72.33%
 LIQUOR                               38,632     7.95%        40,169     8.07%          367,830     8.15%       386,169     8.69%
 BEER                                  5,947     1.22%         5,755     1.16%           60,454     1.34%        58,671     1.32%
 WINE                                 88,417    18.19%        97,794    19.64%          788,259    17.47%       784,987    17.66%
 BANQUETS
                                    --------                --------                 ----------              ----------
GROSS SALES                          485,986    100.00%      497,909    100.00%       4,511,351    100.00%    4,445,218    100.00%
                                    --------                --------                 ----------              ----------

COST OF SALES
 FOOD                                 96,912    27.45%       100,142    28.27%          942,163    28.60%       949,136    29.52%
 LIQUOR                                7,210    18.66%         6,876    17.12%           59,934    16.29%        61,752    15.99%
 BEER                                    858    14.43%         1,083    18.82%           11,241    18.59%        15,844    27.01%
 WINE                                 28,600    32.35%        31,211    31.91%          269,676    34.21%       268,065    34.15%
 BANQUETS
 BAR CONSUMABLES                       2,359     6.11%         2,754     6.86%           29,937     8.14%        26,543     6.87%
                                    --------                --------                 ----------              ----------

TOTAL COST OF SALES                  135,939    27.97%       142,066    28.53%        1,312,950    29.10%     1,321,340    29.72%
                                    --------                --------                 ----------              ----------

GROSS PROFIT                         350,047    72.03%       355,843    71.47%        3,198,400    70.90%     3,123,878    70.28%
                                    --------                --------                 ----------              ----------

INTEREST INCOME                          495      .10%           592      .12%            7,062      .16%         5,519      .12%
OTHER INCOME                           1,125      .23%            90      .02%            4,695      .10%         2,435      .05%
                                    --------                --------                 ----------              ----------

OPERATING INCOME                     351,668    72.36%       356,525    71.60%        3,21O,157    71.16%     3,131,832    70.45%
                                    --------                --------                 ----------              ----------

 PAYROLL RESTAURANT                   53,612    11.03%        54,131    10.87%          655,832    14.54%       633,934    14.26%
 PAYROLL MANAGERS                     61,020    12.56%        52,219    10.49%          430,568     9.54%       413,284     9.30%
 MANAGER BONUS
 PAYROLL TAXES                        10,651     2.19%        13,861     2.78%          102,192     2.27%       100,613     2.26%
 OTHER EMPLOYEE BENEFITS              20,605     4.24%        19,472     3.91%          226,501     5.02%       210,200     4.73%
 MANAGEMENT FEE                        9,720     2.00%         9,958     2.00%           90,227     2.00%        88,904     2.00%
 PARTNER FEE                           9,720     2.00%         9,958     2.00%           90,227     2.00%        88,904     2.00%
                                    --------                --------                 ----------              ----------

TOTAL                                165,328    34.02%       159,599    32.05%        1,595,545    35.37%     1,535,839    34.55%
                                    --------                --------                 ----------              ----------

                                                                    POST HOUSE
                                                                 INCOME STATEMENT
                                                                   MONTH ENDING
                                                                 DECEMBER 31, 1990
                                                    CURRENT MONTH                                     YEAR TO DATE
                                   THIS YEAR      PCT      LAST YEAR      PCT         THIS YEAR      PCT     LAST YEAR       PCT
                                   ---------      ---      ---------      ---         ---------      ---     ---------       ---
OTHER EXPENSES
 STORE RENT/SERVICE FEE               23,067     4.75%        21,358     4.29%          266,551     5.91%       246,807     5.55%
 HEAT LIGHT AND POWER                  5,488     1.13%        11,707     2.35%          114,423     2.54%        99,675     2.24%
 TELEPHONE                             1,164      .24%         1,996      .40%            9,627      .21%        13,175      .30%
 CARTING                                  37      .01%         2,214      .44%           27,812      .62%        21,226      .48%
 OFFICE EXPENSE                        5,201     1.07%         3,022      .61%           38,785      .86%        30,244      .68%
 AUTO                                    524      .11%           557      .11%            4,049      .09%         5,523      .12%
 TRAVEL & ENTERTAINMENT                6,303     1.30%         1,018      .20%           24,407      .54%        11,759      .26%
 TIPS                                     26      .01%            30      .01%              347      .01%         1,269      .03%
 M & E RENTAL                          1,109      .23%         2,059      .41%           12,125      .27%        17,560      .40%
 PROFESSIONAL FEES                     1,125      .23%         4,367      .88%           12,833      .28%        21,284      .48%
 SECURITY                                377      .08%                                    2,245      .05%         1,728      .04%
 GIFTS & CONTRIBUTIONS                 1,000      .21%          (210)    -.04%            4,500      .10%           606      .01%
 CONSULTANTS FEE                         860      .18%            60      .01%           13,158      .29%         5,342      .12%
 MISCELLANEOUS                           152      .03%         4,513      .91%            1,412      .03%         7,895      .18%
 LINENS & UNIFORMS                     7,288     1.50%        17,624     3.54%           72,545     1.61%        89,138     2.01%
 GLASSWARE                               642      .13%         1,091      .22%            5,532       12%         5,751      .13%
 CHINA                                   687      .14%           (80)    -.02%           17,882      .40%        14,238      .32%
 FLATWARE                                544      .11%            98      .02%            4,703      .10%         7,360      .17%
 PAPER                                   760      .16%           567      .11%            7,165      .16%         4,541      .10%
 CLEANING                              1,712      .35%         1,179      .24%           10,174      .23%        11,655      .26%
 HARDWARE-KITCHEN & OTHER              3,447      .71%         5,181     1.04%           32,903      .73%        53,339     1.20%
 DECORATING                            2,398      .49%         2,637      .53%           26,873      .60%        29,086      .65%
 PUBLIC RELATIONS                     21,821     4.49%        12,403     2.49%           85,445     1.89%        72,030     1.62%
 INSURANCE                             4,020      .83%         5,026     1.01%           46,123     1.02%        44,666     1.00%
 LICENSES                                283      .06%           200      .04%            4,267      .09%         3,923      .09%
 REPAIRS & MAINTENANCE                 9,351     1.92%        11,014     2.21%           87,825     1.95%        97,897     2.20%
 ADVERTISING                          18,755     3.86%        34,531     6.94%          146,756     3.25%       155,847     3.51%
 DUES & SUBSCRIPTIONS                                          1,133      .23%            1,001      .02%         1,607      .04%
 REAL ESTATE TAXES                     1,182      .24%         1,392      .28%           11,271      .25%         4,179      .09%
 CREDIT CARD CHARGES                  15,645     3.22%        18,935     3.80%          146,334     3.24%       150,786     3.39%
 COMMERCIAL RENT TAX                   1,455      .30%         1,378      .28%           24,126      .53%        15,420      .35%
 AMORTIZATION & DEPRECIATION          24,499     5.04%        13,991     2.81%           40,119      .89%        29,481      .66%
 INTEREST
 BAD DEBTS                               582      .12%           156      .03%            1,971      .04%           890      .02%
                                    --------                --------                 ----------              ----------
 TOTAL OTHER EXPENSES                161,502    33.23%       181,146    36.38%        1,305,289    28.93%     1,275,926    28.70%
                                    --------                --------                 ----------              ----------
 TOTAL EXPENSES                     (326,830)  -67.25%      (340,745)  -68.44%       (2,900,834)  -64.30%    (2,811,765)  -63.25%
                                    --------                --------                 ----------              ----------
 NET INCOME BEFORE TAXES
 AND SPECIAL ITEMS                    24,837     5.11%        15,780     3.17%          309,323     6.86%       320,066     7.20%
 OTHER INCOME/EXPENSE
 FIRE EXPENSE
 PRIOR YEAR EXPENSE                                            3,090      .62%                                               .00%
NET INCOME BEFORE TAXES               24,837     5.11%        12,690     2.55%          309,323     6.86%       320,066     7.20%
                                    --------                --------                 ----------              ----------
 TAXES                                (1,399)    -.29%        (9,489)   -1.91%            5,501      .12%        12,372      .28%
                                    --------                --------                 ----------              ----------
 NET INCOME                           26,236     5.40%        22,179     4.45%          303,822     6.73%       307,695     6.92%

                                   POST HOUSE
                                  BALANCE SHEET
                                  MONTH ENDING
                               DECEMBER 31, 1990

ASSETS
CURRENT ASSETS
 CASH & EQUIVALENTS                               296,745
 RECEIVABLES                                       65,764
 INVENTORY                                        125,972
 PREPAID EXPENSES                                  29,543
TOTAL CURRENT ASSETS                                          518,023
OTHER ASSETS
 DEPRECIABLE ASSETS                    562,285
 ACCUM DEP'N & AMORT                  (433,061)
                                                              129,225
 NON DEPRECIABLE ASSETS                             5,213
 OTHER ASSETS                                        (150)
TOTAL OTHER ASSETS                                            134,288
TOTAL ASSETS                                                  652,310

LIABILITIES & EQUITY

LIABILITIES
 A/P & ACCRUED EXPENSES                           228,654
 NOTES/LOANS PAYABLE
 OTHER LIABILITIES                                 41,887
TOTAL LIABILITIES                                             270,541
EQUITY
 RETAINED EARNINGS
 PARTNERS CAPITAL/CAPITAL STOCK        327,948
 PARTNERS DISTRIBUTION                (250,000)
                                                   77,948
 NET INCOME                                       303,822
TOTAL EQUITY                                                  381,769

 TOTAL LIABILITIES & EQUITY                                   652,310


     =====================================================================
                                 POST HOUSE
     =====================================================================
         CURRENT MONTH                              YEAR TO DATE
       THIS YR       LAST YR                    THIS YR       LAST YR
     =====================================================================
         7,890         8,160       COVERS        76,712         76,449
     ---------------------------------------------------------------------
        $44.74        $43.41        FOOD         $42.95         $42.06
         $4.90         $4.92       LIQUOR         $4.79          $5.05
         $0.75         $0.71        BEER          $0.79          $0.77
        $11.21        $11.98        WINE         $10.28         $10.27
     ---------------------------------------------------------------------
        $61.60        $61.02       TOTAL         $58.81         $58.15
     =====================================================================
                                DECEMBER 90
     =====================================================================

      FIRST AMENDMENT TO RESTAURANT MANAGEMENT AGREEMENT made as of the 6 of December, 1994 by and between Post House Investors L.P. having an office at 11 East 44th Street, New York, NY ("Post House Investors") and the New York Restaurant Group, Inc., a domestic corporation with offices at 1114 First Avenue, New York, NY ("Restaurant Group").

                              W I T N E S S E T H

      WHEREAS pursuant to an agreement made as of the 26th day of February, 1991, between NABIL CHARTOUNI and FOUAD CHARTOUNI, on the one hand, and the Restaurant Group on the other hand, the CHARTOUNIS retained the Restaurant Group as an independent contractor to provide administrative managerial and operating services in connection with the operation of the restaurant known as the POST HOUSE; and

      WHEREAS POST INVESTORS are the designees of NABIL CHARTOUNI and FOUAD CHARTOUNI under a certain asset purchase agreement dated November 20, 1991 concerning the purchase of the POST HOUSE RESTAURANT from POST HOUSE ASSOCIATES; and

      WHEREAS on the closing of such sale POST HOUSE INVESTORS agreed to be bound under the terms of the February 26, 1991 management agreement; and

      WHEREAS the closing of such asset purchase agreement took place on January 24, 1992; and

      WHEREAS the term of the restaurant management agreement commenced on such closing date, that is January 24, 1992; and

      WHEREAS, by its terms, the restaurant management agreement commenced on such date for the term of three years, expiring on January 23, 1995; and

      WHEREAS the parties wish to extend the term of such restaurant management agreement, and to amend the terms thereof in certain respects.

      Now, therefore in consideration of the mutual covenants herein contained and other good and valuable consideration, it is agreed as follows:

      1. The term of the February 26, 1991 management agreement shall be extended for an additional two years commencing on January 24, 1995 and terminating on January 23, 1997.

      2. Paragraphs 3, "Compensation", 4, "Additional Compensation" and 5, "Cost Control Compensation" shall be deleted from the February 26, 1991 agreement and replaced by a new paragraph 3, "Compensation", which shall read as follows:

      3. COMPENSATION

            a. As compensation for the Restaurant Group's services hereunder, Post House Investors shall pay to the Restaurant Group an amount equal to 5% of all Restaurant Sales (as hereinafter defined) with respect to each month (or portion thereof at the beginning and end of the term of this Agreement). Such amount shall be paid within seven (7) days after the end of each calendar month.

            b. For the purposes of this paragraph, the parties shall be bound by the financial statement of the certified public accountants retained by Post House Investors as accountants for the Restaurant.

            c. The term "Gross Sales" shall mean all monies received by Post House Investors or for their account from the operation of the Restaurant, Room Service and Breakfast Service, in cash, by credit card or otherwise, but less, as to all the foregoing, in respect to the Restaurant and such Services, bona fide refunds to customers, uncollected amounts, gratuities and tips in fact paid out by the Restaurant to employees of the Restaurant, and taxes imposed and paid by the Restaurant on customer checks.

            For the purposes of clarification, Gross Sales shall be calculated in the same manner as on the calendar year 1990 Financial Statement of the POST HOUSE RESTAURANT, a true copy of which is attached hereto as Exhibit "A".

      3. The parties acknowledge that the total compensation payable to the Restaurant Group is as set forth in paragraph 3, "Compensation", outlined above.

      4. Except as herein specifically amended, the February 26, 1991 agreement shall remain in full force and effect.

      IN WITNESS WHEREOF the parties hereto have executed this agreement on the year and day first above written.


                                         POST HOUSE INVESTORS, L.P.

                                     BY: KENSICO PROPERTIES, N.Y., INC.


                                     BY: /s/ Fouad Chartouni
                                         ---------------------------------------
                                         FOUAD CHARTOUNI, PRES.


                                     THE NEW YORK RESTAURANT GROUP, INC.


                                     BY: /s/ [ILLEGIBLE]
                                         ---------------------------------------

            SECOND AMENDMENT TO RESTAURANT MANAGEMENT AGREEMENT made as of the 29 of October 1996 by and between Post House Investors L.P. having an office at 11 East 44th Street, New York, NY ("Post House Investors") and the New York Restaurant Group, Inc., a domestic corporation with offices at 1114 First Avenue, New York, NY ("Restaurant Group").

                               W I T N E S S E T H

            WHEREAS, pursuant to an agreement made as of the 26th day of February, 1991, between NABIL CHARTOUNI and FOUAD CHARTOUNI, on the one hand, and the Restaurant Group on the other hand, the CHARTOUNIS retained the Restaurant Group as an independent contractor to provide administrative managerial and operating services in connection with the operation of the restaurant known as the POST HOUSE; and

            WHEREAS, POST INVESTORS are the designees of NABIL CHARTOUNI and FOUAD CHARTOUNI under a certain asset purchase agreement dated November 20, 1991 concerning the purchase of the POST HOUSE RESTAURANT from POST HOUSE ASSOCIATES; and

            WHEREAS, on the closing of such sale POST HOUSE INVESTORS agreed to be bound under the terms of the February 26, 1991 management agreement; and

            WHEREAS, the closing of such asset purchase agreement took place on January 24, 1992; and

            WHEREAS, the term of the restaurant management agreement commenced on such closing date, that is January 24, 1992; and

            WHEREAS, by its terms, the restaurant management agreement commenced on such date for the term of three years, expiring on January 23, 1995; and

            WHEREAS, by agreement dated December 12, 1994, the parties extended the term of such agreement for a period of two years, through January 23, 1997, and amended the agreement in certain respects, and

            WHEREAS, the parties wish to further extend the term of such restaurant management agreement, and

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, it is agreed as follows:

            1. The term of the February 26, 1991 management agreement shall be extended for an additional two years commencing on January 24, 1997 and terminating on January 23, 1999.

            2. As compensation for the Restaurant Group's services, during the term of this renewal, Post House Investors shall pay to the Restaurant Group an amount equal to 6% of all Restaurant sales, as defined in the December 6, 1994, first amendment to Restaurant Management Agreement.

            3. Except as herein specifically amended herein, and in the December 6, 1994 first amendment, the February 26, 1991 agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this agreement on the year and day first above written.


                                         POST HOUSE INVESTORS, L.P.

                                     BY: KENSICO PROPERTIES, N.Y., INC.


                                         /s/ Fouad Chartouni
                                         ---------------------------------------
                                         FOUAD CHARTOUNI, PRES.


                                     THE NEW YORK RESTAURANT GROUP, LLC


                                     BY: /s/ [ILLEGIBLE]
                                         ---------------------------------------

      THIRD AMENDMENT TO RESTAURANT MANAGEMENT AGREEMENT made as of the 29th of October, 1996 by and between Post House Investors L.P. having an office at 11 East 44th Street, New York, New York ("Post House Investors") and the New York Restaurant Group, Inc., a domestic corporation with offices at 1114 First Avenue, New York, New York ("Restaurant Group").

                                   WITNESSETH

      WHEREAS, pursuant to an agreement made as of the 26th day of February, 1991, between NABIL CHARTOUNI and FOUAD CHARTOUNI, on the one hand, and the Restaurant Group on the other hand, the CHARTOUNIS retained the Restaurant Group as an independent contractor to provide administrative managerial and operating services in connection with the operation of the restaurant known as the POST HOUSE; and

      WHEREAS, POST HOUSE INVESTORS are the designees of NABIL CHARTOUNI and FOUAD CHARTOUNI under a certain asset purchase agreement dated November 20, 1991 concerning the purchase of the POST HOUSE RESTAURANT from POST HOUSE ASSOCIATES, and

      WHEREAS, on the closing of such sale POST HOUSE INVESTORS agreed to be bound under the terms of the February 26, 1991 management agreement; and

      WHEREAS, the closing of such asset purchase agreement took place on January 24, 1992; and

      WHEREAS, the term of the restaurant management agreement commenced on such closing date, that is January 24, 1992; and

      WHEREAS, by its terms, the restaurant management agreement commenced on such date for the term of three years, expiring on January 23, 1995; and

      WHEREAS, by agreement dated December 12, 1994, the parties extended the term of such agreement for a period of two years, through January 23, 1997, and amended the agreement in certain respects, and

      WHEREAS, by agreement dated October 29, 1996, the parties further extended the term of such agreement for an additional period of two years, through January 23, 1999; and

      WHEREAS, the parties wish to further extend the term of such restaurant management agreement, and

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, it is agreed as follows:

      1. The term of the February 26, 1991 management agreement shall be extended for an additional two years commencing on January 24, 1999 and terminating on January 23, 2001.

      2. As compensation for the Restaurant Group's services, during the term of this renewal, Post House Investors shall pay to the Restaurant Group an amount equal to 6% of all Restaurant sales, as defined in the December 6, 1994, first amendment to Restaurant Management Agreement.

      3. Except as herein specifically amended herein, and in the December 6, 1994 first amendment, and October 29, 1996 second amendment, the February 26, 1991 agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this agreement on the year and day first above written


                                         POST HOUSE INVESTORS, L.P.

                                     By: KENSICO PROPERTIES, N.Y., INC.


                                         /s/ Fouad Chartouni
                                         ---------------------------------------
                                         FOUAD CHARTOUNI, PRES.


                                     THE NEW YORK RESTAURANT GROUP, INC.


                                     By: /s/ [ILLEGIBLE]
                                         ---------------------------------------